Unique
PURITY EFFICACY STABILITY

FOR THE ATTENTION OF THE PUBLIC SHAREHOLDERS OF

J. B. CHEMICALS & PHARMACEUTICALS LIMITED

Registered Office: B Wing, Neelam Centre, 4th Floor, Hind Cycle Road Worli, Mumbai – 400030, Maharashtra, India; **Corporate Identification Number (CIN):** L24390MH1976PLC019380
Tel: 022-2439 5200/5500; **Fax:** 022-2431 5334. **Website:** www.jbcpl.com

OPEN OFFER FOR ACQUISITION OF UP TO 20,093,346 (TWENTY MILLION NINETY-THREE THOUSAND THREE HUNDRED FORTY-SIX) FULLY PAID-UP EQUITY SHARES OF FACE VALUE OF ₹ 2 (INDIAN RUPEES TWO ONLY) EACH (THE "EQUITY SHARES") OF J.B. CHEMICALS & PHARMACEUTICALS LIMITED (THE "TARGET COMPANY"), REPRESENTING 26% (TWENTY-SIX PER CENT.) OF THE VOTING SHARE CAPITAL (*AS DEFINED BELOW*) FROM THE PUBLIC SHAREHOLDERS (*AS DEFINED BELOW*) OF THE TARGET COMPANY BY TAU INVESTMENT HOLDINGS PTE. LTD. ("ACQUIRER"), TOGETHER WITH TAU HOLDCO PTE. LTD. ("PAC 1") AND KKR ASIA III FUND INVESTMENTS PTE. LTD. ("PAC 2") (PAC 1 AND PAC 2 ARE COLLECTIVELY REFERRED TO AS THE "PACS"), IN THEIR CAPACITY AS PERSONS ACTING IN CONCERT WITH THE ACQUIRER, WITH AN INTENTION TO ACQUIRE CONTROL OVER THE TARGET COMPANY, PURSUANT TO AND IN COMPLIANCE WITH THE REQUIREMENTS OF THE SECURITIES AND EXCHANGE BOARD OF INDIA (SUBSTANTIAL ACQUISITION OF SHARES AND TAKEOVERS) REGULATIONS, 2011, AS AMENDED (THE "SEBI (SAST) REGULATIONS") (THE "OPEN OFFER").

This dispatch advertisement ("**Dispatch Advertisement**") is being issued by ICICI Securities Limited, the manager to the Open Offer ("**Manager**"), for and on behalf of the Acquirer and the PACs, pursuant to and in compliance with the Securities and Exchange Board of India ("**SEBI**") circular bearing reference number SEBI/CIR/CFD/DCR1/CIR/P/2020/83 dated 14 May 2020 read with SEBI circular bearing reference number SEBI/HO/CFD/DCR2/CIR/P/2020/139 dated 27 July 2020 (collectively referred to as "**Relaxation Circulars**") to supplement:

(a) the public announcement in connection with the Open Offer, made by the Manager to the Offer on behalf of the Acquirer and PACs on 2 July 2020 ("**Public Announcement**");

(b) the detailed public statement dated 8 July 2020 in connection with the Open Offer, published on 9 July 2020 in the following newspapers: Financial Express (English - all editions), Jansatta (Hindi - all editions), Navshakti (Marathi - Mumbai edition) ("**Detailed Public Statement**"); and

(c) the letter of offer dated 4 September 2020, in connection with the Open Offer ("**Letter of Offer**").

Capitalised terms used in this Dispatch Advertisement and not defined herein, shall have the same meaning as ascribed to such terms in the Letter of Offer.

1. COMPLETION OF DISPATCH

In terms of the Relaxation Circulars and in light of the COVID-19 situation, the Letter of Offer has been electronically dispatched to all the Public Shareholders holding Equity Shares as on Identified Date, who have registered their email ids with the Depositories and/or the Target Company. Physical dispatch of the Letter of Offer to the Public Shareholders has not been undertaken in compliance with the Relaxation Circulars.

2. AVAILABILITY OF LETTER OF OFFER AND DISPATCH ADVERTISEMENT

(a) The Letter of Offer along with the Form of Acceptance-cum-Acknowledgement and this Dispatch Advertisement will be available on the respective websites of SEBI (www.sebi.gov.in), the Target Company (www.jbcpl.com), the Manager to the Offer (www.icicisecurities.com), the Registrar to the Offer (www.linkintime.co.in), BSE (www.bseindia.com) and NSE (www.nseindia.com).

(b) The Public Shareholders can also contact the following for receiving a soft copy of the Letter of Offer and the Form of Acceptance-cum-Acknowledgement:

ICICI SECURITIES LIMITED **Address:** ICICI Centre, H.T. Parekh Marg, Churchgate, Mumbai - 400 020. **Tel:** +91 22 2288 2460; **Fax:** +91 22 2282 6580 **Contact Person:** Sameer Purohit/Nidhi Wangnoo **E-mail:** jbopenoffer2020@icicisecurities.com **Website:** www.icicisecurities.com	**LINK INTIME INDIA PRIVATE LIMITED** **Address:** C 101, 1st Floor, 247 Park, Lal Bahadur Shastri Marg, Vikhroli (West), Mumbai – 400083. **Tel:** +91 22 49186200; **Fax:** +91 22 4918 6195 **Contact Person:** Sumeet Deshpande **Email:** jbchem.offer@linkintime.co.in **Website:** www.linkintime.co.in

3. BRIEF SCHEDULE OF ACTIVITIES

The schedule of major activities is set forth below:

No.	Activity	Date and Day
1	Date of commencement of the Tendering Period	11 September 2020; Friday
2	Date of closure of the Tendering Period	24 September 2020; Thursday
3	Last date of communicating the rejection/acceptance and completion of payment of consideration or refund of Equity Shares to the Public Shareholders of the Target Company	9 October 2020; Friday
4	Last date for publication of post Open Offer public announcement in the Newspapers in which the Detailed Public Statement has been published	16 October 2020; Friday

Note: Where last dates are mentioned for certain activities, such activities may happen on or before the respective last date.

4. OTHER INFORMATION

(a) The information contained in this Dispatch Advertisement is in accordance with the Relaxation Circulars.

(b) Details relating to the procedure for tendering the Equity Shares are more particularly set out in the Letter of Offer.

Issued on behalf of the Acquirer and the PACs by the Manager

ICICI Securities

ICICI Securities Limited
Address: ICICI Centre, H.T. Parekh Marg, Churchgate, Mumbai - 400 020.
Tel: +91 22 2288 2460; **Fax:** +91 22 2282 6580
Contact Person: Sameer Purohit/Nidhi Wangnoo
E-mail: jbopenoffer2020@icicisecurities.com
SEBI Registration Number: INM000011179

THIS DISPATCH ADVERTISEMENT IS ISSUED BY THE MANAGER TO THE OFFER ON BEHALF OF THE ACQUIRER AND THE PACs:

Signed for and on behalf of Tau Investment Holdings Pte. Ltd.
Sd/-
Jaka Prasetya
Authorized Signatory

Signed for and on behalf of Tau Holdco Pte. Ltd.
Sd/-
Wong Wai Kin
Authorized Signatory

Signed for and on behalf of KKR Asia III Fund Investments Pte. Ltd.
Sd/-
Terence Lee Chi Hur
Authorized Signatory

Place: Singapore
Date : 4 September 2020

PRESSMAN